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                                                                    Exhibit 10.4

                                ATS Medical, Inc.

                      Non-Qualified Stock Option Agreement

         ATS Medical, Inc. (the "Company") has approved the grant of an option to Optionee for the purchase of shares of Common Stock, $.01 par value, of the Company (each, a "Share"), and the Company has taken all necessary actions to grant this option, as follows:

         1. The Company grants as of the date of this Agreement, as a matter of separate agreement and not in lieu of salary or other compensation for services rendered, the right and option (hereinafter called the "Option") to purchase all or any part of an aggregate number of Shares set forth in the attached Notice of Grant of Stock Options and Option Agreement (the "Notice"), at the option price per Share set forth in such Notice, which Notice constitutes the first page of this Agreement, and on the terms and conditions herein set forth. It is understood and agreed that the option price is not less than the per Share fair market value of such Shares on the date this Option was granted. The Company intends that this Option shall not be an Incentive Stock Option governed by the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. This Option shall in all events terminate at the close of business on the date of "Expiration" contained in the Notice, or on such earlier date as is prescribed herein (in either case, a "Termination Date"), and, further, may be exercised during the Option period only as described in the vesting schedule contained in the Notice. Each installment of vested Options shall cumulate and, if in any year the full amount purchasable in such year is not purchased, the shares not purchased shall be purchasable in any subsequent year during the term of this Option. The Optionee shall not have any of the rights of a shareholder with respect to the Common Stock subject to this Option until such Shares shall be issued to the Optionee upon the due exercise of this Option.

         Notwithstanding the foregoing vesting schedule, the entire Option shall become immediately exercisable upon a Change in Control (as defined below) of the Company and shall terminate if not exercised 30 days following the date of a Change in Control of the Company. The Company shall notify the Optionee in writing of the acceleration within 10 days of the Change in Control. A "Change in Control of the Company" shall be deemed to have occurred if (a) a change in control occurs of a nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to such reporting requirement; (b) more than 25 percent of the then outstanding common shares of the Company is acquired by any person or group; or (c) individuals who at the date hereof constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof (unless the election or the nomination for election of each new director was approved by a vote of at least two-thirds of directors then still in office who were directors at the beginning of the period and/or their successor directors who were recommended or elected to succeed a beginning director by at least two-thirds of the directors who were directors at the beginning of the period).


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         3. This Option shall terminate and may no longer be exercised if the
Optionee ceases to be employed by or be a full-time consultant to the Company or its subsidiaries, if any, except that:

                  (a) In the event that the Optionee shall cease to be employed by or be a full-time consultant to the Company or its subsidiaries, if any, for any reason other than the Optionee's gross and willful misconduct or death or disability, the Optionee shall have the right to exercise this Option at any time within three months after such termination to the extent of the full number of shares the Optionee was entitled to purchase under this Option on the date of termination;

                  (b) In the event that the Optionee shall cease to be employed by or be a full-time consultant to the Company or its subsidiaries, if any, by reason of the Optionee's gross and willful misconduct, including but not limited to wrongful appropriation of funds of the Company or the commission of a gross misdemeanor or felony, this Option shall be terminated as of the date of the misconduct; and

                  (c) In the event that the Optionee shall die while in the employ of or while providing full-time consulting to the Company or any subsidiary or within three (3) months after termination for any reason other than gross and willful misconduct, or become disabled (within the meaning of Section 22(e)(3) of the Code) while in the employ of or while providing full-time consulting to the Company or a subsidiary, if any, and the Optionee shall not have fully exercised this Option, this Option may be exercised at any time within twelve months after the Optionee's death or such disability by the personal representatives, administrators, or, if applicable, guardian of the Optionee or by any person or persons to whom this Option is transferred by will or the applicable laws of descent and distribution to the extent of the full number of shares the Optionee was entitled to purchase under this Option on the date of death, disability or termination of employment services, if earlier;

provided, however, that this Option may not be exercised to any extent by anyone after the Termination Date.

         4. The exercise of this Option is contingent upon receipt from the Optionee (or other person exercising this Option pursuant to Section 3(c) above) of a representation that, at the time of such exercise, it is the Optionee's intent to acquire the Shares being purchased for investment and not with a view to distribution thereof; provided however, that the receipt of this representation shall not be required upon exercise of this Option in the event that, at the time of such exercise, the Shares subject to this Option shall have been and shall continue to be registered under the Securities Act of 1933, as amended (the "Securities Act"). The certificates for Shares so issued for investment may be restricted by the Company as to transfer unless such Shares are first registered under the Securities Act or the Company receives advice of counsel satisfactory to it that registration under the Securities Act is not required.

         This Option shall not be exercisable until and unless: (i) the Shares underlying this Option have been registered under the Securities Act and applicable state securities laws, or (ii) upon determination of the Board of Directors of the Company that the Shares can be issued to


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the Optionee upon exercise in compliance with an available exemption from registration under applicable federal and state securities laws.

         5. Subject to the foregoing, this Option may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal office, accompanied by payment of the purchase price. Payment of the purchase price shall be made by certified or bank cashier's check payable to the Company, or by tender of shares of the Company's Common Stock previously owned by the Optionee, having a fair market value on the date of exercise equal to the exercise price of this Option, or a combination of cash and shares equal to such exercise price.

         6. This Agreement shall not confer on the Optionee any right with respect to continuance of employment with or consulting to the Company or any subsidiary of the Company, nor will it interfere in any way with the right of the Company to terminate the Optionee at any time. Neither the Optionee nor the Optionee's legal representative, legatees or distributees, as the case may be, will be or will be deemed to be the holder of any shares subject to this Option unless and until this Option has been exercised and the purchase price of the shares purchased has been paid.

         7. This Option may not be transferred, except by will or the laws of descent and distribution to the extent provided in Section 3(c) or pursuant to a qualified domestic relations order as defined by the Code.

         8. If there shall be any change in the stock subject to this Option through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Company in the number of Shares and the price per Share of the Shares subject to this Option in order to prevent dilution or enlargement of option rights granted hereunder.

         9. The Company shall at all times during the term of this Option reserve and keep available such number of Shares in the Company as will be sufficient to satisfy the requirements of this Agreement.

         10. This Agreement contains all of the terms governing this grant, and this Agreement is intended to be complete, final and conclusive.

         11. The Company may amend the terms and conditions of this Agreement, accelerate the exercisability of the Option, and waive any conditions of or rights of the Company under this Agreement, prospectively or retroactively. Notwithstanding the foregoing, except as otherwise provided in this Agreement, the Company may not amend, alter, suspend, discontinue or terminate this Agreement, prospectively or retroactively, if such action would adversely affect the rights of Optionee, without the consent of the Optionee (or such other person entitled to hold this Option pursuant to Section 3(c) above).

         12. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and


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absolute responsibility of the Optionee, are withheld or collected from such
Optionee. In order to assist an Optionee in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise of the Option, the Company, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Optionee to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Option with a Fair Market Value (as defined below) equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise such Option with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined. For purposes of this Agreement, "Fair Market Value" shall mean, with respect to property (including without limitation any Shares), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Company. Notwithstanding the foregoing, unless otherwise determined by the Company, the Fair Market Value of Shares as of a given date shall be, if the Shares are then quoted on the NASDAQ National Market System or the NASDAQ SmallCap Market System, as the case may be (in either case, "NASDAQ System"), the closing price as reported on the NASDAQ System on such date or, if the NASDAQ System is not open for trading on such date, on the most recent preceding date when it is open for trading.

         13. The validity, construction and effect of the terms of this Agreement and any rules and regulations relating to this Agreement shall be determined in accordance with the laws of the State of Minnesota.

         14. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Option under any law deemed applicable by the Company, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Company, materially altering the purpose or intent of the Agreement, such provision shall be stricken from this Agreement, and the remainder of the Agreement shall remain in full force and effect.

         15. This Agreement shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate of the Company and the Optionee or any other person.

         16. No fractional shares of Common Stock shall be issued or delivered pursuant to this Agreement, and the Company shall determine whether cash shall be paid in lieu of any fraction share or whether such fractional share or any rights thereto shall be canceled, terminated or otherwise eliminated.



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